EXHIBIT 99.1
POWER OF ATTORNEY

This Power of Attorney confirms that the undersigned hereby constitutes and appoints Jodi L. Taylor or Ronald S. Staffieri, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Securities Exchange Act of 1934 of Harold’s Stores, Inc. (the "Company") relating to a proposed reverse/forward stock split of the common stock of the Company, and any and all amendments thereto (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in any number of counterparts (including by means of facsimile or other electronic media) with the same effect as if all parties hereto had signed the same document; provided, however, that this Power of Attorney shall become operative upon a party’s execution of a counterpart hereof regardless of when and whether all parties have signed a counterpart hereof.  All signed counterparts shall be construed together and shall constitute one Power of Attorney.

Signature page follows this page.

This Power of Attorney is hereby executed by the undersigned effective the 16th day of July, 2007.

Signed: /s/ Ronald S. Staffieri Name: Ronald S. Staffieri	Signed: /s/ Kenneth C. Row Name: Kenneth C. Row

Signed: /s/ Curtis E. Elliott Name: Curtis E. Elliott	Signed: /s/ Cherryl Sergeant Name: Cherryl Sergeant

Signed: /s/ James D. Abrams Name: James D. Abrams	Signed: /s/ Robert L. Anderson Name: Robert L. Anderson

Signed: /s/ Margaret A. Gilliam Name: Margaret A. Gilliam	Signed: /s/ William E. Haslam Name: William E. Haslam

Signed: /s/ Clark J. Hinkley Name: Clark J. Hinkley	Signed: /s/ Leonard M. Snyder Name: Leonard M. Snyder

Signed: /s/ W. Howard Lester Name: W. Howard Lester	Signed: /s/ Ronald de Waal Name: Ronald de Waal

Name:  INTER-HIM N.V.

Signed:   /s/ Victor Hoogstraal

Name:     Victor Hoogstraal, Managing Director

Name:  RONHOW, LLC, a Georgia limited liability
 company

Name:  Interhim Holdings Nevada, Inc., a Nevada
 corporation

Signed:   /s/ Robert L. Anderson

Name:     Robert L. Anderson, President